Exhibit 10.3

EMPLOYMENT AGREEMENT

(Technology Development; Earn-Out Equity Incentives)

Dated as of February 17, 2026

This Employment Agreement (the “Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”), by and between TechForce Robotics, Inc., a Delaware corporation, with offices located at 42225 Remington Ave #A15, Temecula, CA 92590 (the “Company”), and Christopher Erpelding (the “Employee”). Each of the Company and Employee may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Employee has experience in technology development and robotics-related product development (see Exhibit A); and

WHEREAS, the Company desires to employ Employee to perform services for the Company, and Employee desires to accept such employment, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. POSITION; DUTIES; WORKPLACE; POLICIES

1.1 Position; Start Date; Reporting. Effective as of the Effective Date

The Company employs Employee in the position of Chief Mechatronics Architect. In this capacity, Employee shall report to Philip Garcia, Chief Executive Officer of Robotics & Ried Floco, Director and President, or to such other individual as the Company may designate from time to time. Employee’s employment commenced on November 1, 2025.

1.2 Duties

Employee will perform the duties reasonably assigned consistent with Employee’s position. Employee will (a) devote full professional time and best efforts to the Company during employment, and (b) faithfully and efficiently perform such duties in a lawful and professional manner.

1.3 Work Location

Employee’s primary work location is 42225 Remington Ave #A15, Temecula, CA 92590. The Company may require reasonable travel. Any remote or hybrid arrangement is at the Company’s discretion and may be modified or revoked.

1.4 Compliance with Policies; No Contract from Policies

Employee will comply with the Company’s lawful written policies (each as amended), including but not limited to confidentiality/security, acceptable use, code of conduct, anti-harassment, expense reimbursement, and insider trading policies. Company policies do not create a contract of employment and do not alter at-will status.

1.5 No Authority to Bind

Employee has no authority to bind the Company to any contract or obligation unless expressly authorized in writing by the Company.

1.6 Outside Activities; Conflicts of Interest

During employment, Employee will not engage in any other employment, consulting, or business activity that (a) competes with the Company, (b) interferes with Employee’s performance, or (c) creates a conflict of interest, without the Company’s prior written consent. Employee will promptly disclose any actual or potential conflicts.

2. AT-WILL EMPLOYMENT

2.1 Employment is at-will

Either party may terminate employment at any time, with or without Cause, with or without advance notice, subject to applicable law and Section 6 (Severance, if applicable). No statement or practice may change at-will status except a written agreement signed by Employee and the Company’s Chief Executive Officer.

3. COMPENSATION; EXPENSES; BENEFITS

3.1 Base Salary

The Company will pay Employee a base salary at the annual rate of $100,000, less applicable withholdings and deductions, paid in accordance with the Company’s standard payroll practices (currently semimonthly). The Company may review and adjust compensation prospectively in its discretion.

3.2 Exemption Classification; Timekeeping

The Company currently expects Employee to be classified as exempt under applicable wage/hour law. Employee agrees to comply with the Company’s timekeeping and meal/rest break policies as applicable. If Employee is reclassified as non-exempt, the Company will compensate Employee in compliance with applicable law and will require accurate recording of all hours worked; unauthorized overtime may be subject to discipline but will be paid if worked.

3.3 Bonus and Incentives

Employee may be eligible to participate in discretionary bonus, incentive, or commission programs only if and to the extent adopted by the Company in writing, and subject to the terms of the applicable plan or program. No bonus is earned unless expressly stated as earned under an applicable written plan.

3.4 Performance-Based Equity / Earn-Out Awards

Employee may be eligible to receive performance-based equity or equity-linked awards tied to milestones (the “Incentive Awards”) as described in Exhibit 1 (Incentive Award Summary). Incentive Awards, if any, will be granted only pursuant to definitive written award agreements approved by the Company’s Board of Directors (or a duly authorized committee) (each, an “Equity Award Agreement”), and subject to any applicable equity plan, securities law compliance, and the terms of the Equity Award Agreement. Exhibit 1 is a summary only and does not create a grant unless and until an Equity Award Agreement is executed in Exhibit 5.

3.5 Expense Reimbursement

The Company will reimburse Employee for reasonable and necessary business expenses incurred in performing duties, subject to the Company’s expense policy and reasonable documentation requirements. Reimbursement will be administered consistent with California Labor Code section 2802 and other applicable law.

3.6 Benefits

Employee will be eligible to participate in employee benefit plans, if any, on the same basis as similarly situated employees, subject to plan terms and the Company’s right to amend or terminate plans at any time. Nothing in this Agreement creates vested rights in any benefit.

4. NO SECURITIES SALES / BROKER-DEALER ACTIVITIES

4.1 No Securities Sale Activities

Employee will not (a) solicit investors, (b) negotiate or effect securities transactions, (c) recommend securities as an investment, (d) handle investor funds, or (e) perform broker-dealer or investment adviser activities on behalf of the Company, unless specifically authorized in writing by the Company and conducted in compliance with applicable law and Company policy.

5. CONFIDENTIALITY; TRADE SECRETS; RETURN OF PROPERTY

5.1 Confidential Information

“Confidential Information” means non-public information relating to the Company or its affiliates, customers, vendors, products, finances, operations, technology, or business plans, including trade secrets as defined by applicable law.

5.2 Use and Non-Disclosure

During and after employment, Employee will not use or disclose Confidential Information except as necessary to perform duties for the Company. Employee will protect Confidential Information using at least reasonable care.

5.3 Exclusions

Confidential Information does not include information that Employee can demonstrate is (a) publicly available through no breach by Employee, (b) lawfully received from a third party without duty of confidentiality, or (c) independently developed by Employee without use of Company Confidential Information.

5.4 Protected Disclosures; NLRA Savings; Government Communications

Nothing in this Agreement prohibits or restricts Employee from: (a) discussing wages, hours, or working conditions, or engaging in other activity protected by Section 7 of the National Labor Relations Act; (b) reporting possible violations of law to any government agency or law enforcement; (c) filing a charge or complaint with, or participating in an investigation or proceeding conducted by, any governmental agency; or (d) communicating with Employee’s attorney.

5.5 DTSA Whistleblower Immunity Notice

Employee is hereby notified that under 18 U.S.C. section 1833(b), an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

5.6 Return of Property

Upon termination of employment (or earlier upon request), Employee will promptly return all Company property and materials, including all Confidential Information, devices, documents, keys, badges, and copies (including electronic copies), and will cooperate in confirming deletion of Company data from personal devices to the extent permitted by law. Final wages will not be conditioned on return of property.

6. TERM; TERMINATION; FINAL PAY; SEVERANCE

6.1 At-Will Termination

Either party may terminate employment at any time, with or without Cause, subject to applicable law.

6.2 Resignation Notice; Garden Leave

Employee agrees to provide at least 30 days’ written notice of resignation where practicable. The Company may, in its discretion, accelerate Employee’s separation date or place Employee on paid garden leave during any notice period, during which Employee remains employed and must remain available to assist with transition as requested.

6.3 Definition of Cause

“Cause” means the occurrence of any of the following (as determined in good faith by the Company): (a) willful misconduct, gross insubordination, or material dishonesty; (b) theft, fraud, misappropriation, or breach of fiduciary duty; (c) material violation of a written Company policy after written notice; (d) material breach of this Agreement or an Equity Award Agreement; (e) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving fraud or dishonesty; (f) unlawful harassment, discrimination, or retaliation; or (g) material failure to perform duties after written notice and a reasonable opportunity to cure where cure is reasonably possible.

6.4 Final Pay; Accrued Vacation

Upon termination, the Company will pay Employee all earned wages due through the termination date and accrued, unused vacation/PTO that must be paid under applicable law, at the time required by California law. Nothing in this Agreement waives statutory rights.

6.5 Benefits Continuation

Employee’s eligibility for benefits will end as provided in plan documents and applicable law. The Company will provide required notices regarding continuation coverage (COBRA/Cal-COBRA, if applicable).

7. POST-EMPLOYMENT OBLIGATIONS; NON-DISPARAGEMENT; NO NONCOMPETE

7.1 No Noncompetition Covenant

The Company does not require Employee to agree to any post-employment noncompetition restriction. Nothing in this Agreement is intended to restrain Employee from engaging in lawful profession, trade, or business after employment, consistent with California Business and Professions Code section 16600.

7.2 No Use of Trade Secrets; Unfair Competition

Employee will not use or disclose the Company’s trade secrets or Confidential Information at any time, including after employment. Employee will not engage in unfair competition or unlawful interference with the Company’s relationships by misuse of Confidential Information.

7.3 Non-Disparagement

Employee agrees not to make knowingly false statements of fact about the Company or its officers that are intended to harm the Company’s business reputation. This does not prohibit (a) truthful statements, (b) testimony under subpoena, (c) communications protected by law, or (d) activity protected by NLRA Section 7.

8. INTELLECTUAL PROPERTY; INVENTIONS

8.1 Work Product

“Work Product” means all inventions, discoveries, developments, designs, works of authorship, software, documentation, processes, know-how, and improvements that Employee conceives, develops, reduces to practice, or creates during employment that relate to the Company’s business or anticipated research and development, or that result from any work performed for the Company.

8.2 Work Made for Hire; Assignment

To the maximum extent permitted by law, Work Product is a “work made for hire” owned by the Company. To the extent any Work Product is not a work made for hire, Employee hereby irrevocably assigns to the Company all right, title, and interest in and to such Work Product.

8.3 California Invention Assignment Notice; Excluded Inventions

This Agreement is subject to, and does not require assignment of inventions that fall within, the limitations in California Labor Code sections 2870–2872. The statutory notice is attached as Exhibit 2. Employee has disclosed any Excluded Inventions on Exhibit 4.

8.4 Assistance

Employee will reasonably assist the Company in securing and enforcing its intellectual property rights during and after employment. If substantial assistance is required after termination, the Company will compensate Employee at a reasonable rate for time actually spent, unless prohibited by law.

9. DISPUTE RESOLUTION; ARBITRATION; CLASS WAIVER

9.1 Mutual Arbitration Agreement

Except as excluded below, any dispute arising out of or relating to Employee’s employment or this Agreement will be resolved by final and binding arbitration administered by the American Arbitration Association under its Employment Arbitration Rules, in Orange County, California.

9.2 Excluded Claims

Claims that cannot be arbitrated as a matter of law are excluded, including claims for workers’ compensation and unemployment insurance benefits. Either party may seek temporary or preliminary injunctive relief in court to preserve the status quo or protect trade secrets or intellectual property pending arbitration.

9.3 Fair Process; Costs; Remedies

The arbitrator will be neutral and will issue a written decision. The parties will have adequate discovery. The Company will pay arbitration fees and costs unique to arbitration; Employee will pay no more than the filing fee Employee would pay to file the case in court. The arbitrator may award all remedies available in court under applicable law, including attorneys’ fees where authorized by statute.

9.4 Class and Collective Action Waiver

To the maximum extent permitted by law, disputes will be brought in arbitration only on an individual basis; no class, collective, or representative claims may be pursued in arbitration.

9.5 PAGA

The parties agree that any claim that is properly characterized as an “individual” claim under the Private Attorneys General Act may be subject to arbitration to the extent permitted by law. Representative PAGA claims may be brought in court to the extent not subject to arbitration under applicable law. If any portion of this Section 9.5 is found unenforceable, it will be severed and the remainder enforced to the fullest extent permitted.

9.6 Sexual Assault / Sexual Harassment Disputes

Notwithstanding the foregoing, this Agreement does not restrict any rights Employee may have under federal law regarding arbitration or non-disclosure/non-disparagement for sexual assault or sexual harassment disputes.

10. MISCELLANEOUS

10.1 Governing Law

This Agreement will be governed by California law, without regard to conflicts principles, except that the validity and issuance mechanics of any equity securities are governed by the law applicable to the issuer and the applicable equity plan and award agreements.

10.2 Assignment

Employee may not assign this Agreement. The Company may assign this Agreement to any successor to all or substantially all of the Company’s business or assets.

10.3 Severability; Reformation

If any provision is held invalid or unenforceable, the remaining provisions will remain in effect. Any invalid provision will be modified to the minimum extent necessary to make it enforceable where permitted.

10.4 Entire Agreement; Amendment

This Agreement (including exhibits) and any Equity Award Agreements are the entire agreement regarding employment and supersede prior agreements and understandings on that subject. Amendments must be in writing signed by Employee and an authorized Company officer.

10.5 Counterparts; Electronic Signatures

This Agreement may be executed in counterparts and by electronic signature, each of which is deemed an original.

(SIGNATURES ON THE FOLLOWING PAGE)

TechForce Robotics, Inc. (a Delaware corporation)

By:	/s/ Ried Floco
Name:	Ried Floco
Title:	President

Employee:

By:	/s/ Christopher Erpelding
Christopher Erpelding

Exhibit 1 - (Incentive Award Summary)

Services:

Handle technology development under the guidance of the Company

a.	Consultant shall receive up to $5,000,000 in total earn-out value, payable in Common Stock options or equivalent cashless warrants exercisable at a strike price of $0.04 per share.

b.	Earn-out awards are triggered by the achievement of incremental Trailing-Twelve-Month (“TTM”) revenue milestones derived from the technologies defined in Exhibit C.

c.	Each $5,000,000 TTM revenue milestone unlocks an award of 10,000,000 cashless warrants at a strike price of $0.04 per share.

d.	Consultant shall have five (5) years from the Effective Date to earn and exercise such warrants, which shall expire five (5) years from the date of employment commencement.

e.	The total earn-out opportunity shall not exceed $50,000,000 in cumulative TTM revenue and 100,000,000 total warrants.

f.	Adjustment Clause: The number of warrants and the exercise price shall be proportionally adjusted for any reverse or forward stock split, reclassification, recapitalization, or similar event affecting the Company’s Common Stock, to preserve the economic equivalence of the original award.

Earn-Out Milestone Table

TTM Revenue Milestone	Cumulative Revenue	Warrants Earned	Strike Price	Vesting Condition
$5,000,000	$5,000,000	10,000,000	$0.04 /share	Upon reaching $5M TTM revenue
$10,000,000	$10,000,000	20,000,000 total	$0.04 /share	Upon reaching $10M TTM revenue
$15,000,000	$15,000,000	30,000,000 total	$0.04 /share	Upon reaching $15M TTM revenue
$20,000,000	$20,000,000	40,000,000 total	$0.04 /share	Upon reaching $20M TTM revenue
$25,000,000	$25,000,000	50,000,000 total	$0.04 /share	Upon reaching $25M TTM revenue
$30,000,000	$30,000,000	60,000,000 total	$0.04 /share	Upon reaching $30M TTM revenue
$35,000,000	$35,000,000	70,000,000 total	$0.04 /share	Upon reaching $35M TTM revenue
$40,000,000	$40,000,000	80,000,000 total	$0.04 /share	Upon reaching $40M TTM revenue
$45,000,000	$45,000,000	90,000,000 total	$0.04 /share	Upon reaching $45M TTM revenue
$50,000,000	$50,000,000	100,000,000 total	$0.04 /share	Upon reaching $50M TTM revenue

Exhibit 2 – California Labor Code Section 2879 Notice

Per §2872, the Agreement’s invention-assignment provisions do not apply to any invention that qualifies fully under §2870.

Inventions made entirely on your own time without Company equipment/supplies/facilities or trade secrets are yours—unless related to the Company’s business/R&D or resulting from your Company work.

“Company equipment/facilities” includes remote access (VPN/code repos).

List on Exhibit 4 or “None.”

Employee: /s/ Christopher Erpelding

Signature:

Date:

Exhibit 3

(Rest of Page Left Intentionally Blank followed by Excluded Invention)

Exhibit 4 – Excluded Inventions

(List Prior Inventions Excluded From Assignment)

NONE

Exhibit 5

INCENTIVE RESTRICTED STOCK AWARD AGREEMENT

CHRISTOPHER ERPELDING

Dated as of February 17, 2026

This Incentive Restrictive Stock Award Agreement (this “Agreement”) dated as of the date first set forth above (the “Award Date”) is entered into by and between Nightfood Holdings, Inc., a Nevada corporation and CHRISTOPHER ERPELDING (“Grantee”). The Company and Grantee may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, Grantee is employed by TechForce Robotics, Inc. (or an affiliate of the Company) pursuant to that certain Employment Agreement dated as of February 17, 2026 (the “Employment Agreement”);WHEREAS, in connection with Grantee’s employment and as additional incentive compensation, the Company desires to grant to Grantee certain shares of Common Stock, par value $0.001 per share (the “Common Stock”), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of Grantee’s continued employment and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Defined Terms. Defined terms used herein without definition shall have the meanings given in the Employment Agreement.

Section 2. Grant. Pursuant to the terms of the Employment Agreement and the terms herein, the Company hereby grants to Grantee as of the Award Date the number of shares of Common Stock (the “Restricted Stock”) as set forth in Schedule A attached to this Agreement, subject to the terms and conditions of this Agreement and the Employment Agreement. contract

Section 3. Vesting and Rights to the Restricted Stock.

(a)	Grantee shall be entitled to exercise and enjoy all rights and entitlements of ownership of the Restricted Stock, including the right to vote such Restricted Stock on all matters which come before the shareholders of the Company and the right to receive dividends and other distributions thereon, except that, until the Restricted Stock vests pursuant to the terms and conditions herein the following restrictions (the “Restrictions”) shall apply: (i) Grantee may not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Restricted Stock and any such attempted disposition or encumbrance shall be void and unenforceable against the Company; (ii) dividends and other distributions on the Restricted Stock will be subject to the provisions set forth in Section 3(d), Section 4 and Section 6; and (iii) Grantee’s shares of Restricted Stock will be subject to forfeiture pursuant to the provisions herein and in the Employment Agreement.

(b)	Subject to the other provisions herein, the Restricted Stock will vest in accordance with the vesting schedule and terms set forth in Exhibit A of the Consulting Agreement attached hereto. If the Restricted Stock does not vest according to the terms and conditions set forth in Exhibit A, the Restricted Stock will be forfeited and returned to the Company, and all Grantee’s rights, or the rights of Grantee’s heirs in and to such Restricted Stock and stock dividends thereon will terminate, unless the Board of Directors of the Company (the “Board”) determines otherwise in its sole and absolute discretion.

(c)	Notwithstanding the foregoing, the Restricted Stock, and the acceleration of vesting thereof, and any forfeiture thereof, shall be subject to and shall be governed in accordance with the provisions of the Employment Agreement.

(d)	Cash dividends, if any, that are declared on each share of Restricted Stock prior to the date they vest in accordance with the provisions herein, will be paid in Grantee’s name and will be delivered to Grantee by the Company, as soon as practicable following the payment thereof. Stock dividends or other distributions, if any, that are declared on each share of Restricted Stock prior to the date they vest in accordance with the provisions herein, will be issued in Grantee’s name but will be subject to the same restrictions as the Restricted Stock and will be held in custody by the Company until the date they vest as provided herein.

(e)	Subject to the provisions herein, upon the date the Restricted Stock vests in accordance with the terms of this Section 3, Grantee shall become entitled to receive a stock certificate evidencing such shares or have shares delivered electronically to Grantee’s broker, as determined by the Company, and the Restrictions applicable to those shares of Restricted Stock shall become null and void and cease to exist with respect to such shares.

(f)	At the discretion of the Board, the certificates representing the Restricted Stock may, upon issuance, be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. All regular cash dividends on Restricted Stock (or other securities) at the time held in escrow shall be paid directly to the Grantee and shall not be held in escrow. Restricted Stock, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture thereof; or (ii) released to the Grantee upon request, but only to the extent that the Restricted Stock is no longer Restricted Stock.

Section 4. Issuance and Delivery. The issuance or delivery of any shares of Restricted Stock which have vested may be postponed by the Board for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Restricted Stock to Grantee if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange, or Grantee shall not yet have complied fully with the provisions herein.

Section 5. Representations and Warranties.

(a)	General Representations and Warranties of Grantee. Grantee represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that Grantee has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Grantee, will represent the valid and binding obligation of Grantee enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. Grantee represents and warrants that all personnel or agents of Grantee who perform any activities on behalf of the Company hereunder or otherwise are legally authorized and permitted to work in the United States and for the benefit of the Company hereunder. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(b)	Representation and Warranties of Grantee Related to the Restricted Stock. The Grantee hereby makes the representations and warranties as set forth in the Employment Agreement, on the Award Date and thereafter such representations and warranties shall be deemed re-made and re-given by Grantee to the Company on and as of each date that any shares of Restricted Stock vest as set forth herein.

Section 6. No Transfer. Grantee may not sell or transfer this Agreement or the Restricted Stock prior to vesting, or any rights herein or therein, and any attempted transfer shall be null and void ab initio and the Company shall not recognize any purported transferee as the holder thereof.

Section 7. Taxes.

(a)	Grantee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by the Company with respect to such amount. Grantee shall be responsible for the payment of all taxes required to be paid in connection with the issuance or vesting of the Restricted Stock.

(b)	Subject to provisions discussed herein, under Section 83 of the Code, Grantee will recognize ordinary income upon transfer of the shares of Restricted Stock to Grantee, measured as the difference between the fair market value of the granted shares of Restricted Stock on the date of transfer and the amount paid for the granted shares of Restricted Stock, if any. The capital gains holding period will begin on the date of transfer.

(c)	To the extent that the granted shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) on the Award Date, Grantee will not recognize ordinary income until the granted shares of Restricted Stock are no longer subject to a substantial risk of forfeiture (i.e., as the shares of Restricted Stock vest). Grantee’s ordinary income is measured as the difference between the amount paid for the granted shares of Restricted Stock, if any, and the fair market value of the granted shares of Restricted Stock when such shares of Restricted Stock are no longer subject to a substantial risk of forfeiture. The capital gains holding period for shares of Restricted Stock subject to a substantial risk of forfeiture begins on the date when such shares of Restricted Stock are no longer subject to a substantial risk of forfeiture.

(d)	If the shares of Restricted Stock are subject to a substantial risk of forfeiture, Grantee may nonetheless accelerate Grantee’s recognition of ordinary income, if any, and begin Grantee’s capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code (the “83(b) Election”). If Grantee makes an 83(b) Election, the excess of (i) the fair market value of the granted shares of Restricted Stock on the Award Date over (ii) the purchase price, if any, paid for the granted shares of Restricted Stock will be included in Grantee’s ordinary income. If the granted shares of Restricted Stock are later forfeited, however, Grantee will not be entitled to a tax deduction or a refund of the tax already paid. If Grantee makes the 83(b) Election, Grantee will not recognize any additional income when the granted shares of Restricted Stock vest and any appreciation in the value of the granted shares of Restricted Stock after the election is not taxed as compensation but instead is taxed as capital gains when the granted shares of Restricted Stock are sold.

(e)	The 83(b) Election must be filed with the Internal Revenue Service within 30 days after the shares of Restricted Stock are transferred. Any ordinary income resulting from the election will be subject to applicable tax withholding requirements. The election is generally irrevocable and cannot be made after the 30-day period has expired. In the event that Grantee makes an 83(b) Election, Grantee (i) shall promptly provide the Company with a copy of the 83(b) Election, as filed with the Internal Revenue Service; and (ii) the Company may withhold from any payments due to Grantee any applicable federal, state, or local taxes and such other deductions as are prescribed by law, or Grantee will pay to the Company all such tax withholding amounts promptly upon request.

(f)	The foregoing is only a summary of the effect of U.S. federal income taxation on Grantee with respect to the grant of the Restricted Stock. It does not purport to be a complete discussion of the U.S. federal income tax consequences. It does not discuss the income tax laws of any state, municipality, or foreign country in which Grantee’s income or gain may be taxable. In any event, Grantee is hereby advised to consult Grantee’s own tax advisor as to the consequences of making an 83(b) Election. If Grantee desires to make an 83(b) Election, then it is Grantee’s responsibility to timely make a valid election.

(g)	THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE’S BEHALF. BY SIGNING THIS AGREEMENT, GRANTEE REPRESENTS THAT GRANTEE HAS REVIEWED WITH GRANTEE’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT GRANTEE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. GRANTEE UNDERSTANDS AND AGREES THAT GRANTEE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 8. Data Privacy Consent. In order to administer the this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

Section 9. Review. The Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions relating to this Agreement.

Section 10. No Rights to Continued Engagement. This Agreement does not confer upon Grantee any right to continued engagement by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the Company’s right to terminate Grantee’s engagement at any time.

Section 11. No Restriction. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

Section 12. Power of Attorney. Grantee hereby irrevocably appoints the Company and each of its officers, employees and agents as Grantee’s true and lawful attorneys with power (i) to sign in Grantee’s name and on Grantee’s behalf stock certificates and stock powers covering some or all of the Restricted Stock and such other documents and instruments as the Board deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Board deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. Grantee agrees to execute such other stock powers and documents as may be reasonably requested from time to time by the Board to effectuate the terms of this Agreement.

Section 13. Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

Section 14. Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect, provided that, notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

Section 15. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto.

Section 16. Entire Agreement; Effectiveness of Agreement. This Agreement, the Employment Agreement and the other documents referenced therein, and any other agreement entered into between the Company and Grantee with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Grantee’s employment by the Company. This Agreement may be changed only by a written document signed by the Grantee and the Company.

Section 17. Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

Section 18. Governing Law and Waiver of Jury Trial.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of California, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of California.

(b)	Subject to Section 19, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in CLARK CouNTY, CALIFORNIA (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 18(c).

(d)	Subject to the provisions of Section 19, if any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e)	Except as otherwise provided in the Employment Agreement, any controversy, claim, or dispute arising out of or relating to this Agreement or Grantee’s employment with the Company (including, without limitation, statutory, contractual, tort, or common law claims, and claims for discrimination, harassment, retaliation, wrongful discharge, or unpaid wages) shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Employment Arbitration Rules then in effect. The arbitration shall be conducted in Orange County, California before a single neutral arbitrator.

(f)	The arbitrator shall have the authority to resolve all disputes relating to the interpretation, applicability, enforceability, or formation of this Agreement, except as otherwise prohibited by applicable law. The arbitrator shall issue a written decision and shall permit adequate discovery consistent with applicable law. The arbitrator may award all remedies available in a court of competent jurisdiction under applicable law, including attorneys’ fees where authorized by statute.

(g)	The Company shall pay all arbitration costs and fees unique to arbitration, and Grantee shall not be required to pay more than the filing fee that would apply if the claim were filed in court. Judgment on the arbitration award may be entered in any court of competent jurisdiction.

Section 19. Nothing in this Section limits either Party’s right to seek temporary or preliminary injunctive relief in a court of competent jurisdiction to preserve the status quo or protect trade secrets or intellectual property pending arbitration, nor does it limit any rights that may not be subject to mandatory arbitration under applicable law. General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

Section 20. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

Section 21. Notices. All notices and other communications hereunder shall be given in accordance with the provisions of the Employment Agreement.

Section 22. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 23. Intentionally Left Blank

Section 24. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 25. Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Award Date.

Nightfood Holdings, Inc.

By:	/s/ Jimmy Chan
Name:	Jimmy Chan
Title:	Chief Executive Officer

Grantee: CHRISTOPHER ERPELDING

By:	/s/ CHRISTOPHER ERPELDING
Name:	CHRISTOPHER ERPELDING

Exhibit A

(Technology Development Services and Earn-Out Participation for Designated SKUs)

Designated SKUs / Technologies:

#1 BIM-E Autonomous Beverage Robotics Platform

“BIM-E” refers to the autonomous beverage robotics system originally derived from the Beer Bot concept and further developed and commercialized by TechForce Robotics, Inc.

BIM-E includes:

Section 26.	Robotic beverage dispensing hardware systems
Section 27.	Embedded control software and firmware
Section 28.	AI-driven beverage preparation and calibration systems
Section 29.	POS and cloud integration systems
Section 30.	Fleet management and analytics software
Section 31.	All related modules, components, upgrades, and improvements